EXHIBIT 3.1 TO FORM 10-Q

             Certificate of Incorporation of the Company, as Amended

                          CERTIFICATE OF INCORPORATION

                                       OF

                              SHEFFIELD MERGER CO.

                  The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions of subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

                  FIRST: The name of the corporation (hereinafter sometimes called the "Corporation") is Sheffield Merger Co.

                  SECOND: The address, including street, number, city and county of the registered office of the Corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover 19901, County of Kent; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is (i) 15,000,000 shares of Common Stock, $.01 par value ("Common Stock") and (ii) 1,000,000 shares of Preferred Stock, $.01 par value ("Preferred Stock").

                  A.       COMMON STOCK.

                           1.  GENERAL.  The voting,  dividend  and  liquidation
rights of the holders of Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

                           2.  VOTING.  The holders of Common Stock are entitled
to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

                           3.  DIVIDENDS.  Dividends may be declared and paid on
the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

                           4.  LIQUIDATION.  Upon the dissolution or liquidation
of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders after payment of creditors and subject to any preferential and/or participating rights of any then outstanding Preferred Stock.

                  B.       PREFERRED STOCK.

                           Authority is hereby expressly granted to the Board of
Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent not or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or junior to the Preferred Stock of any other series to the extent permitted by law. Except as expressly provided elsewhere in this Article FOURTH, no vote of the holders of the Preferred Stock or Common Stock shall be required in connection with the designation or the issuance of any shares of any series of any Preferred Stock authorized by and complying with the conditions herein, the right to have such being vote being expressly waived by all present and future holders of the capital stock of the Corporation.


                  FIFTH: The name and the mailing address of the incorporator is as follows:

                           Gary Weston
                           Olshan Grundman Frome & Rosenzweig
                           505 Park Avenue
                           New York, New York 10022

                  SIXTH:  The Corporation is to have perpetual existence.

                  SEVENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the

Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of ss.291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of ss.279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                  EIGHTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and its stockholders or any class thereof, as the case may be, it is further provided:

                           1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

                           2. After the original or other By-laws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of ss.109 of the General Corporation Law of the State of Delaware, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-laws of the Corporation may be exercised by the Board of Directors of the Corporation; provided, however, that any provision for the classification of directors of the
                           Corporation for staggered terms pursuant to the provisions of subsection (d) of ss.141 of the General Corporation Law of the State of Delaware shall be set forth in an initial By-law or in a By-law adopted by the stockholders entitled to vote of the Corporation unless provisions for such classification shall be set forth in this Certificate of Incorporation.

                           3. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the Certificate of Incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of ss.242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

                  NINTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph
(7) of subsection (b) of ss.102 of the General Corporation Law of the State of Delaware, as same may be amended and supplemented.

                  TENTH: The Corporation shall, to the fullest extent permitted by ss.145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  ELEVENTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article ELEVENTH.

Signed on September 20, 1993

                                        /S/ GARY WESTON
                                        Gary Weston, Incorporator

                            Certificate of Amendment

                                       of

                          Certificate of Incorporation

                                       of

                              SHEFFIELD MERGER CO.

                Under Section 242 of the General Corporation Law




         It is hereby certified that:

         1.  The  name  of  the   corporation  is  Sheffield   Merger  Co.  (the
"Corporation").


         2. The certificate of incorporation of the Corporation is hereby amended by striking out Article FOURTH thereof and by substituting in lieu of said Article the following new Article FOURTH:

                  "FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is (i) twenty million (20,000,000) shares of Common Stock, $.01 par value ("Common Stock") and (ii) 3,000,000 shares of Preferred Stock, $.01 par value ("Preferred Stock").

         COMMON STOCK.

                  GENERAL. The voting, dividend and liquidation rights of the holders of Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

                  VOTING. The holders of Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

                  DIVIDENDS. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

                  LIQUIDATION. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders after payment of creditors and subject to any preferential and/or participating rights of any outstanding Preferred Stock.

         PREFERRED STOCK.

         Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, option or other special rights and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or junior to the Preferred Stock of any other series to the extent permitted by law. Except as expressly provided elsewhere in this Article FOURTH no vote of the holders of the Preferred Stock or Common Stock shall be required in connection with the designation or the issuance of any shares of any series of any Preferred Stock authorized by and complying with the conditions herein, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation."

         3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.


Signed on January 25, 1995.         SHEFFIELD MERGER CO.


                                    By: /S/ DOUGLAS R. EGER
                                    Douglas R. Eger, Chairman

Attest:

/S/ HARVEY L. KELLMAN
Harvey L. Kellman, Secretary

                              CERTIFICATE OF MERGER

                                       OF

                       SHEFFIELD MEDICAL TECHNOLOGIES INC.

                                      INTO

                              SHEFFIELD MERGER CO.


                            (Under Section 252 of the
                General Corporation Law of the State of Delaware)

                       -----------------------------------

                  Sheffield Merger Co., a Delaware corporation, hereby certifies as follows:

                  FIRST: The name and state of incorporation of each of the constituent corporations of the merger is as follows:

                  NAME                  STATE OF INCORPORATION

Sheffield Medical Technologies Inc.           Wyoming
Sheffield Merger Co.                          Delaware

                  SECOND: An Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 252(c) of the General Corporation Law of the State of Delaware.

                  THIRD:            The name of the surviving corporation (the
"Surviving Corporation") is Sheffield Merger Co.

                  FOURTH:           The Certificate of Incorporation of the
Surviving Corporation is hereby amended by striking out Article
FIRST thereof and by substituting in lieu of said Article the following new Article FIRST as follows:

                           FIRST:  The  name  of  the  corporation  (hereinafter
                  sometimes called the "Corporation") is Sheffield Medical Technologies Inc.

                  FIFTH: An executed copy of the Agreement of Merger is on file at the principal place of business of the Surviving Corporation, 666 Fifth Avenue, New York, New York 10103, and a copy of the Agreement of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either of the constituent corporations.

                  SIXTH: The authorized capital stock of Sheffield Medical Technologies Inc., a Wyoming corporation, consists of

50,000,000 shares of common stock, no par value, and 10,000,000 shares of preferred stock, no par value.

                  SEVENTH:         This Certificate of Merger shall be effective
upon filing with the Secretary of State of the State of Delaware.

                  IN WITNESS WHEREOF, Sheffield Merger Co. has caused this Certificate of Merger to be executed in its corporate name by its Chairman of the Board and attested by its Secretary this 12th day of June, 1995.

                           SHEFFIELD MERGER CO.


                           By:  /S/ DOUGLAS R. EGER
                                    Douglas R. Eger
                                    Chairman of the Board

[SEAL]

Attest:


By:  /S/ KATHLEEN RAWLINSON
         Kathleen Rawlinson
         Secretary

                            CERTIFICATE OF AMENDMENT

                                       of

                          CERTIFICATE OF INCORPORATION

                                       of

                       SHEFFIELD MEDICAL TECHNOLOGIES INC.

                Under Section 242 of the General Corporation Law




         It is hereby certified that:

         1. The name of the corporation is Sheffield Medical Technologies Inc. (the "Corporation").

         2. The certificate of incorporation of the Corporation is hereby amended to increase the authorized shares of common stock of the Corporation by striking out Article FOURTH thereof and by substituting in lieu of said Article FOURTH the following new Article FOURTH:

                  "FOURTH: The total number of shares of stock that the Corporation shall have the authority to issue is (i) thirty million (30,000,000) shares of Common Stock, $.01 par value ("Common Stock"), and (ii) three million (3,000,000) shares of Preferred Stock, $.01 par value ("Preferred Stock").

         COMMON STOCK.

                  GENERAL. The voting, dividend and liquidation rights of the holders of Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

                  VOTING. The holders of Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

                  DIVIDENDS. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

                  LIQUIDATION. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders after payment of creditors and subject to any preferential and/or participating rights of any outstanding Preferred Stock.

         PREFERRED STOCK.

         Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, option or other special rights and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or junior to the Preferred Stock of any other series to the extent permitted by law. Except as expressly provided elsewhere in this Article FOURTH no vote of the holders of the Preferred Stock or Common Stock shall be required in connection with the designation or the issuance of any shares of any series of any Preferred Stock authorized by and complying with the conditions herein, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation."

         3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.


Signed on February 5, 1997      SHEFFIELD MEDICAL TECHNOLOGIES INC.


                                By:  /S/ GEORGE LOMBARDI
                                   -----------------------------
                                         George Lombardi
                                         Vice President and Chief
                                                  Financial Officer

Attest:

/S/ JACQUELINE BOVA
-------------------
Jacqueline Bova
Assistant Secretary

                           CERTIFICATE OF DESIGNATION
                                       OF
                   SERIES A CUMULATIVE CONVERTIBLE REDEEMABLE
                                 PREFERRED STOCK
                                       OF
                       SHEFFIELD MEDICAL TECHNOLOGIES INC.

                         (Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware)

                              ---------------------


                  Sheffield Medical Technologies Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation:

                  RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation (the "Board of Directors") by the provisions of the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), there hereby is created, out of the 3,000,000 shares of preferred stock of the Corporation authorized in Article FOURTH of the Certificate of Incorporation (the "Preferred Stock"), a series of Preferred Stock consisting of 40,800 shares, which series shall have the following powers, designations, preferences and relative, participating, optional or other rights, and the following qualifications, limitations and restrictions (in addition to the powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions, set forth in the Certificate of Incorporation which are applicable to the Preferred Stock).

                  Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A Cumulative Convertible Redeemable Preferred Stock" (the "Series A Preferred Stock") and the authorized number of shares constituting such series shall be 40,800. The par value of the Series A Preferred Stock shall be
$.01 per share.

                  Section 2.                DIVIDENDS.

                  Subject to Section 4(d), the holders of shares of the Series A Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors, cumulative stock dividends on the shares of the Series A Preferred Stock, payable in shares of the Corporation's common stock, $.01 par value per share ("Common Stock"), at the rate per share of 7.0% per annum of the original $100.00 purchase price per share of the Series A Preferred

Stock, and no more. Such stock dividends shall be cumulative from the date of the initial issuance of shares of Series A Preferred Stock (the "Closing Date") or the most recent date on which the full amount of accrued stock dividends have been paid, as the case may be, on the Series A Preferred Stock by the Corporation. Subject to, and as provided in, Section 4, the Corporation shall pay all cumulative stock dividends on the shares of Series A Preferred Stock held by a holder on the Conversion Date (as defined below) in respect of such holder's election to convert Series A Preferred Stock. The number of shares of Common Stock to be issued as cumulative stock dividends on any such Conversion Date shall equal the cash value of such cumulative dividends divided by the current market price per share of Common Stock (determined as provided in Section 5) as of such Conversion Date. The cash value of stock dividends payable on shares of Series A Preferred Stock for any full annual dividend period shall be computed by multiplying the original $100.00 purchase price per share by 7.0%. The cash value of dividends payable on shares of the Series A Preferred Stock for any period less than a full annual dividend period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which payable.

                           If stock dividends are not paid in full, or declared
in full, upon the shares of the Series A Preferred Stock and shares of any other preferred stock ranking on a parity as to payment of stock dividends with the Series A Preferred Stock, all dividends declared upon shares of the Series A Preferred Stock and any other preferred stock ranking on a parity as to payment of dividends with the Series A Preferred Stock shall be paid or declared PRO RATA so that in all cases the amount of dividends paid or declared per share on the Series A Preferred Stock and such other shares of preferred stock ranking on a parity as to payment of dividends with the Series A Preferred Stock shall bear to each other the same ratio that accumulated stock dividends per share, including dividends accrued or in arrears, if any, on the shares of the Series A Preferred Stock and such other shares of preferred stock bear to each other. Except as provided in the preceding sentence, unless full cumulative stock dividends on the shares of the Series A Preferred Stock have been paid or declared in full, no dividends (other than dividends in shares of Common Stock, or in shares of any other capital stock of the Corporation ranking junior to the Series A Preferred Stock as to payment of dividends and distribution of assets upon liquidation) shall be paid or declared and set aside for payment or other distribution upon the Common Stock or, except as provided above, on any other capital stock of the Corporation ranking junior to or on a parity with the Series A Preferred Stock as to dividends, nor shall any shares of Common Stock or shares of any other capital stock of the Corporation ranking junior to or on a parity with the Series A Preferred Stock as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any payment made to or available for a sinking fund for the redemption of any such shares) by the Corporation or any subsidiary of the Corporation (except by conversion into or exchange for shares of capital stock of the

Corporation ranking junior to the Series A Preferred Stock as to dividends and distribution of assets upon liquidation). Holders of shares of the Series A Preferred Stock shall not be entitled to any dividends, whether payable in capital stock, cash or property, in excess of full accrued and cumulative stock dividends as herein provided. No interest or sum of money in lieu of interest shall be payable in respect of any stock dividend payment or payments on the shares of the Series A Preferred Stock that may be in arrears; provided, however, that if, on an applicable Conversion Date (as defined herein), stock dividends that would have been payable on such date are not paid solely due to the failure of the Corporation's Board of Directors to declare such dividends, then the rate of conversion of the Series A Preferred Stock to be converted on such Conversion Date shall be adjusted so that the holders would receive the same amount of shares of Common Stock on such Conversation Date as such holder would have received if the Corporation's Board of Directors had timely declared such stock dividends.

                  The terms "accrued dividends," "dividends accrued" and "dividends in arrears," whenever used herein with reference to shares of preferred stock shall be deemed to mean an amount which shall be equal to dividends thereon at the applicable annual dividend rates per share for the respective series thereof from the date or dates on which such dividends commence to accrue to the applicable payment date less the amount of all dividends paid, or declared in full and sums set aside for the payment thereof, upon such shares of preferred stock.

                  Section 3.                LIQUIDATION RIGHTS.

                  (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of the Series A Preferred Stock shall be entitled to receive, in cash, out of the remaining net assets of the Corporation (whether from capital or from earnings available for distribution to shareholders), the amount of One Hundred Dollars ($100.00) for each share of the Series A Preferred Stock, plus the cash value determined in accordance with Section 2 above of all stock dividends accrued and unpaid at the applicable rate on each such share up to the date fixed for distribution, before any distribution shall be made to the holders of shares of Common Stock or any other capital stock of the Corporation ranking (as to any such distribution) junior to the Series A Preferred Stock. If upon any liquidation, dissolution or winding up of the Corporation, the assets distributable among the holders of shares of the Series A Preferred Stock and all other classes and series of preferred stock ranking (as to any such distribution) on a parity with the Series A Preferred Stock are insufficient to permit the payment in full to the holders of all such shares of all preferential amounts payable to all such holders, then the entire assets of the Corporation thus distributable shall be distributed ratably among the holders of the shares of the Series A Preferred Stock and such other classes and series of preferred stock ranking (as to any such distribution) on a parity with the Series A Preferred Stock in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment in full.

                  (b) For purposes of this Section 3, a distribution of assets in any dissolution, winding up or liquidation shall not include (i) any consolidation or merger of the Corporation with or into any other corporation or other entity, (ii) any dissolution, liquidation, winding up or reorganization of the Corporation immediately followed by reincorporation of another corporation or other entity or (iii) a sale or other disposition of all or substantially all of the Corporation's assets to another corporation or other entity; PROVIDED, HOWEVER, that, in each case, effective provision is made in the certificate of incorporation of the resulting and surviving corporation or otherwise for the protection of the relative rights of the holders of shares of the Series A Preferred Stock.

                  (c) After the payment of the full preferential amounts provided for herein to the holders of shares of the Series A Preferred Stock or funds necessary for such payment have been set aside in trust for the holders thereof, such holders shall be entitled to no other or further participation in the distribution of the assets of the Corporation.


                  Section 4. CONVERSION AND REDEMPTION OF SERIES A PREFERRED STOCK.

                  (a) Each holder of Series A Preferred Stock shall have the right, exercisable at any time and from time to time during the period commencing on the date that is ninety (90) days after the Closing Date and ending on the date that is two years after the Closing Date (the "Mandatory Conversion Date"), to convert any or all of the Series A Preferred Stock owned by such holder for shares of Common Stock, at a conversion rate determined by multiplying the number of shares of Series A Preferred Stock to be converted by a fraction, the numerator of which shall equal one hundred (100) and the denominator of which (a "Denominator") shall equal (i) the current market price per share of the Common Stock (determined as provided in Section 5) as of the Closing Date (such current market price being referred to herein as the "Closing Price"), if the applicable Conversion Date (as defined below) occurs on or before the 119th day following the Closing Date, (ii) the lessor of (A) 100% of the Closing Price or (B) the current market price per share of Common Stock (determined as provided in Section 5) as of the applicable Conversion Date, if the applicable Conversion Date occurs on or after the 120th day after the Closing Date and on or before the 179th day after the Closing Date or (iii) the lesser of (A) 100% of the Closing Price and (ii) 85% of the current market price per share of Common Stock (determined as provided in Section 5) as of the applicable Conversion Date for any Conversion Date occurring on or after the 180th day after the Closing Date, subject to adjustment and the conditions described herein.

                  (b) (i) Any holder of shares of the Series A Preferred Stock electing to convert shares thereof pursuant to Section 4(a) shall (A) transmit by facsimile, for receipt on the proposed date of conversion, a copy of a fully completed and executed notice of conversion ("Notice of Conversion") to the Corporation at the office of the Corporation or its designated transfer agent (the "Transfer Agent"), in the form attached as Exhibit A hereto, and (B) surrender to a common carrier for delivery to the office of the Corporation or the Transfer Agent, the original certificates representing the Series A Preferred Stock being converted (the "Preferred Stock Certificates"), duly endorsed for cancellation. The Corporation shall, upon the timely written request of a holder of shares of the Series A Preferred Stock, promptly provide in writing to such holder, via facsimile transmission, the appropriate numbers for the Corporation and the Transfer Agent to be used to effect an election in accordance with this subparagraph (i).

                           (ii) Upon receipt by the  Corporation of transmission
         of a facsimile copy of such Notice of Conversion, the Corporation shall as soon as practicable (but in no event later than 12:00 noon on the next business day after receipt thereof) send, via facsimile, a confirmation of receipt of such Notice of Conversion to such holder, which shall specify that the Notice of Conversion has been received and the name and telephone number of a contact person at the Corporation whom the holder should contact regarding information related to such conversion. Upon receipt by the Corporation or the Transfer Agent of the certificate(s) representing the shares of Series A Preferred Stock to be converted pursuant to such Notice of Conversion (or an indemnification undertaking in form and substance reasonably satisfactory to the Corporation with respect to such shares in the case of their loss, theft or destruction) together with the originally executed and completed Notice of Conversion (such date of the Corporation's receipt of all such documents being referred to herein as the "Final Receipt Date"), the Corporation or Transfer Agent (as applicable) shall, as soon as possible on or after the applicable Final Receipt Date, but in any event within two (2) business days after the applicable Final Receipt Date, issue and surrender to a common carrier for either overnight delivery (if delivery is to be made inside the United States) or two (2) day delivery (if delivery is to be made outside the United States) to such holder at the address specified in the Notice of Conversion, a certificate for the number of shares of Common Stock to which such holder shall be entitled as in respect of the related conversion. In the event of a partial conversion of shares of Series A Preferred Stock represented by certificate(s) delivered to the Corporation in respect of any conversion, the Corporation will return to the applicable holder a certificate representing such holder's remaining shares of Series A Preferred Stock that were not so converted. In the case of any dispute between the Corporation and such holder as to the calculation of the applicable Conversion

         Price evidenced by a notice to such effect (a "Dispute Notice") delivered to the Corporation by such holder prior to the Final Receipt Date, the Corporation shall promptly issue to such holder the number of shares of Common Stock that is not disputed and shall submit the disputed calculations to its outside accountant within two (2) business days after the Final Receipt Date. The Corporation shall cause such accountant to perform the calculations and notify the Corporation and the holder of the results no later than two (2) business days after the date that such outside accountant is delivered a copy of such holder's Dispute Notice by the Corporation pursuant to the preceding sentence. Such accountant's calculation shall be deemed conclusive and binding on the Corporation and such holder absent manifest error.

                           (iii) The effective date of a particular conversion (the "Conversion Date") other than pursuant to Section 4(c) shall be deemed to be the date on which the advance copy of the related Notice of Conversion in respect of such conversion is received by either the Corporation or the Transfer Agent by facsimile transmission as provided in paragraph (ii) above, provided that (A) such advance copy of the Notice of Conversion is transmitted by facsimile to and received by the Corporation before 11:59 p.m., New York City time, on such date and (B) the original certificates representing the Series A Preferred Stock to be converted (or an indemnification undertaking in form and substance reasonably satisfactory to the Corporation with respect to such shares in the case of their loss, theft or destruction), together with the originally executed and completed Notice of Conversion, are surrendered by depositing such certificates and Notice of Conversion with a common carrier, as provided above, and received by the Corporation or the Transfer Agent on or before the second (2nd) business day following the date that the related advance copy of the related Notice of Conversion is received by the Corporation or the Transfer Agent. In the event that all such documents are not received within two (2) business days after such date, such Notice of Conversion shall be deemed null and void and no conversion of Series A Preferred Stock shall be effected thereby.

                           (iv) As of any Conversion Date, the person or persons entitled to receive the shares of the Common Stock issuable upon the related conversion of shares of Series A Preferred Stock pursuant to this Section 4 shall be treated for all purposes as the record holder or holders of the shares of Common Stock issuable in respect of such conversion on said date. From and after the Conversion Date in respect of such shares of Series A Preferred Stock, all such shares of Series A Preferred Stock shall be deemed to have been converted into shares of Common Stock at the applicable conversion rate, all stock dividends on such shares of the Series A Preferred Stock shall cease to accrue, and all rights of the holders thereof as holders of Series A Preferred Stock, except the right to receive all accrued and unpaid stock dividends to such Conversion Date at the applicable rate for such shares of Series A Preferred Stock and the right to receive certificates representing shares of Common Stock issuable upon conversion of such shares (including, without limitation, with respect to such stock dividends), shall cease and terminate, such shares of Series A Preferred Stock shall not thereafter be transferred (except with the consent of the Corporation) on the books of the Corporation and such shares shall not be deemed to be outstanding for any purpose whatsoever. The rights of a holder to elect to convert shares of Series A Preferred Stock under this Section 4(a) and 4(b) shall cease and terminate immediately after the Mandatory Conversion Date.

                  (c) Subject to Section 4(d), to the extent that any shares of Series A Preferred Stock held by a holder thereof have not been converted pursuant to Sections 4(a) and 4(b) as of the Mandatory Conversion Date, such holder shall be deemed to have elected to convert such remaining shares of Series A Preferred Stock as of the Mandatory Conversion Date (without any action required by such holder) and the Corporation shall issue shares of Common Stock to such holder and satisfy its other obligations under Section 4(a) and (b) as if such holder had elected to convert such remaining shares of Series A Preferred Stock pursuant to Sections 4(a) and 4(b) as of the Mandatory Conversion Date.

                  (d) Notwithstanding anything herein to the contrary, in the event that (i) a holder of Series A Preferred Stock elects (or is deemed to have elected) to convert shares of Series A Preferred Stock pursuant to Sections 4(a) and 4(b) or pursuant to Section 4(c) for which a Denominator that is less than the Closing Price is utilized in the calculation (pursuant to Section 4(a)) of the number of shares of Common Stock to be issued in such conversion and (ii) such conversion would result in such holder receiving, as a result of such conversion, a number of shares of Common Stock that, together with other shares of Common Stock issued to such holder (or any affiliate of such holder) in any prior conversion(s) of Series A Preferred Stock that utilized a Denominator that was less than the Closing Price in the calculation (pursuant to Section 4(a)) of the number of shares of Common Stock to be issued in such conversion, would equal or exceed twenty percent (20%) of the shares of Common Stock of the Corporation outstanding on the Closing Date (the "Threshold Amount"), the Corporation shall (i) issue to such holder the number of shares of Common Stock otherwise required to be issued to such holder as a result of such conversion (including any shares of Common Stock representing cumulative stock dividends accrued to the applicable Conversion Date pursuant to Section 2) LESS the number of shares of Common Stock otherwise issuable to such holder pursuant to such conversion in excess of the Threshold Amount (the "Excess Shares") and (ii) shall remit to such holder, in lieu of the Excess Shares, an amount of cash equal to the number of Excess Shares multiplied by the current market price per share of Common Stock (determined as provided in Section 5) determined as of such Conversion Date. Upon such issuance of Common Stock and payment of such cash to the holder in lieu of the

Excess Shares, the Corporation's obligations to such holder arising as a result of such conversion (including the Corporation's obligation to pay cumulative stock dividends through the applicable Conversion Date) shall be deemed fully satisfied.

                  (e) No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of shares of the Series A Preferred Stock pursuant to this Section 4. If more than one share of the Series A Preferred Stock shall be surrendered for conversion by the same holder, the number of full shares of Common Stock which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series A Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of the Series A Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the closing bid price for Common Stock determined as of the last business day preceding the Conversion Date in respect of such shares. The closing bid price for such day shall be the last reported bid price on the American Stock Exchange, or if Common Stock is not listed or admitted to trading on such exchange, on the principal national securities exchange on which Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the closing bid price of Common Stock on NASDAQ or any comparable system. If Common Stock is not quoted on NASDAQ or any comparable system, the Board of Directors of the Corporation shall in good faith determine the current market price on such basis as it considers appropriate.

                  (f) When shares of Series A Preferred Stock are converted (or deemed converted) by a holder pursuant to this Section 4, the Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Common Stock upon such conversion.

                  (g) The Corporation shall reserve at all times out of the Corporation's authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the conversion of the then outstanding shares of the Series A Preferred Stock pursuant to this Section 4 and such reserved shares shall not be used for any other purpose. All shares of Common Stock which may be issued upon conversion of shares of the Series A Preferred Stock pursuant to this Section 4 shall be validly issued, fully paid and nonassessable. In order that shares of Common Stock may be issued upon conversion of shares of the Series A Preferred Stock, the Corporation shall comply with all applicable Federal and State securities laws and use its best efforts to list such shares of Common Stock to be issued upon conversion on each securities exchange on which Common Stock is listed.

                  (h) The conversion rate (and the components thereof) in effect at any time for conversion of Series A Preferred Stock into Common Stock pursuant to this Section 4 shall be subject to adjustment from time to time as follows:

                  (i) In the event that the Corporation shall (1) pay a dividend in shares of Common Stock to holders of Common Stock, (2) make a distribution in shares of Common Stock to holders of Common Stock, (3) subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock, (4) combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock or (5) otherwise increase or decrease the number of outstanding shares of Common Stock through reclassification or any other event similar to the events described in clauses (1) through (4) above, the conversion rate (and the components thereof) in effect pursuant to this Section 4 immediately prior to such action shall be adjusted to the extent required to give effect to the impact of any such event so that the holder of any shares of the Series A Preferred Stock thereafter surrendered for conversion pursuant to this Section 4 shall be entitled to receive the number of shares of Common Stock which he would have owned immediately following such action had such shares of the Series A Preferred Stock been converted immediately prior thereto. Such adjustment shall be made whenever any event listed above shall occur and shall become effective (A) immediately after the record date in the case of a dividend or a distribution or other applicable event for which a record date is used and (B) immediately after the effective date in the case of a subdivision or combination or other applicable event for which a record date is not used.

                           (ii) In case the Corporation shall distribute to all holders of the Common Stock shares of any class of capital stock other than Common Stock, evidences of indebtedness or other assets (other than non-extraordinary cash dividends out of current or retained earnings), or shall distribute to substantially all holders of Common Stock rights or warrants to subscribe for securities, then in each such case the number of shares of the Common Stock into which each share of the Series A Preferred Stock shall be converted shall be adjusted (and appropriate adjustments shall be made to the component parts of the applicable conversion rate) so that such number shall equal the number determined by multiplying the number of shares of Common Stock into which such share of the Series A Preferred Stock was convertible immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price of Common Stock (determined as provided in Section 5) on the record date mentioned below, and of which the denominator shall be such current market price of Common Stock, less the then fair market value (as determined in good faith by the Board of Directors of the Corporation, whose determination shall be conclusive evidence of such fair market value) of the portion of the assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock. Such adjustment shall become effective immediately after the record date for the determination of the holders of Common Stock entitled to receive such distribution.

                           (iii) The Corporation shall provide at least 10 business days advance notice to holders of Series A Preferred Stock of any record date or other applicable date for determining shareholders entitled to participate in any of the events described in this Section 4(h) or other similar events not described in this Section 4(h) which would have a dilutive effect on the Series A Preferred Stock or the Common Stock into which the Series A Preferred Stock is convertible.

                  (i) No adjustment in the conversion rate (or its component parts) under this Section 4 shall be required until cumulative adjustments result in a concomitant change of 1% or more of the conversion rate as in effect prior to the last adjustment of the conversion rate; PROVIDED, HOWEVER, that any adjustments which by reason of this Section 4(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. No adjustment to the conversion rate shall be made for non-extraordinary cash dividends.

                  (j) In the event that, as a result of an adjustment made pursuant to Section 4(h), the holder of any share of the Series A Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of capital stock of the Corporation other than shares of Common Stock, thereafter the number of such other shares so receivable upon conversion of any shares of the Series A Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 4.

                  (k) The Corporation may make such increases in the conversion rate, in addition to those required by Sections 4(h)(i) and (ii), as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients thereof.

                  (l) Whenever the conversion rate (or any components thereof) is adjusted pursuant to this Section 4, the Corporation shall promptly mail to all holders of record of shares of the Series A Preferred Stock a notice of the adjustment and shall cause to be prepared a certificate signed by the chief financial officer of the Corporation or, if requested in writing by holders of a majority of the shares of Series A Preferred Stock then outstanding, the Corporation's outside accountants or a reputable investment banking firm selected by the Corporation setting forth the adjusted conversion rate (and the component parts thereof) and a brief statement of the facts requiring such adjustment and the computation thereof. Such certificate shall forthwith be filed with each transfer agent for the shares of the Series A Preferred Stock.

                  (m)  If  any  of  the   following   shall   occur:   (i)   any
reclassification or change of outstanding shares of Common Stock issuable upon conversion of shares of the Series A Preferred Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger to which the Corporation is a party other than a merger in which the Corporation is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock or (iii) any sale or conveyance of all or substantially all of the property or business of the Corporation as an entirety, then the Corporation, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, provide in its certificate of incorporation or other charter document that each share of the Series A Preferred Stock shall be convertible under this Section 4 into the kind and amount of shares of capital stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such share of the Series A Preferred Stock immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Such certificate of incorporation or other charter document shall provide for adjustments and protection which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. If, in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of capital stock or other securities and property of a corporation other than the successor purchasing corporation, as the case may be, in such consolidation, merger, sale or conveyance, then the certificate of incorporation or other charter document of such other corporation shall contain such additional provisions to protect the interests of the holders of shares of the Series A Preferred Stock as the Board of Directors of the Corporation shall reasonably consider necessary by reason of the foregoing. The provision of this Section 4(m) shall similarly apply to successive consolidations, mergers, sales or conveyances.

                  (n) No sooner than fifteen (15) business days nor later than five (5) business days prior to the consummation of a transaction referred to in clauses (ii) or (iii) of Section 4(m) (a "Major Transaction"), but not prior to the public announcement of such Major Transaction, the Corporation shall deliver written notice (a "Notice of Major Transaction") to each holder of Series A Preferred Stock, which Notice of Major Transaction shall be deemed to have been delivered to the holder one (1) business day after the Corporation's sending of such notice (for overnight delivery) by a common carrier, if such delivery is to be made in the United States, or two (2) business days after the Corporation's sending of such notice (for two (2) day delivery) by common carrier, if such notice is to be delivered outside the United States. Such Notice of Major Transaction shall indicate the amount and type(s) of consideration (the "Major Transaction Consideration") the holders of Series A Preferred Stock would receive for their shares of Series A Preferred Stock in the related Major Transaction. Such holder may elect to redeem all or a portion of such holder's shares of Series A Preferred Stock for an amount in cash equal to $125 per share of Series A Preferred Stock held by such holder to be so redeemed in lieu of the Major Transaction Consideration or other securities and/or property that would otherwise be payable to such holder pursuant to Section 4(m). A holder may exercise such election by delivering written notice of such election to the Corporation, together with certificates for the shares of Series A Preferred Stock to be redeemed in connection with such election, within five (5) business days of the holder's receipt of the related Notice of Major Transaction, which notice shall be deemed given one (1) business day after the holder sends such notice (together with such certificates) from the United States by common carrier for overnight delivery or two (2) business days after the holder sends such notice (together with such certificates) from outside the United States by common carrier for two (2) day delivery. In the event that such Major Transaction is not completed within fifteen (15) business days after the Corporation is given a holder's related notice of election pursuant to the prior sentence, such election shall be null and void and the Corporation shall promptly return the certificate(s) representing the Series A Preferred Stock delivered by such holder to such holder; provided, that the Corporation will comply with the notice provisions of this Section 4(n) with respect to any later consummation of such Major Transaction. This Section 4(n) shall not apply in respect of any Major Transaction that occurs after the second anniversary of the Closing Date.

                  (o) (i)  After  the  occurrence  of a Change  in  Control  (as defined below), other than in connection with a Major Transaction, each holder of Series A Preferred Stock shall have the right, at such holder's option, to require the Corporation to redeem all or a portion of such holder's Series A Preferred Stock for an amount per share in cash equal to the greater of (A) $125 and (B) the product of the aggregate number of shares of Common Stock into which a share of Series A Preferred Stock is convertible (assuming such conversion were to occur on the last day preceding the effective date for the Change of Control) multiplied by the current market price per share of Common Stock (determined as provided in Section 5) as of the last date preceding the effective date of such Change of Control. As used in this
         Section 4(o), a "Change in Control" shall be deemed to have occurred at such time as either Douglas R. Eger or Thomas M. Fitzgerald cease to be either a director or officer of the Corporation. The rights of holders of Series A Preferred Stock under this Section 4(o) shall not apply in respect of any Change of Control that occurs after the first anniversary of the Closing Date.

                           (ii) The Corporation shall provide each holder of Series A Preferred Stock with written notice of the occurrence of any Change of Control (a "Change of Control Notice") within two (2) business days after the occurrence of such Change of Control. Each holder may require the Corporation to redeem all or a portion of such holder's shares of Series A Preferred Stock pursuant to this
         Section 4(o) by delivering written notice (a "Notice of Redemption at Option of Holder") to the Corporation to such effect within ten (10) business days after receipt of the applicable Change of Control Notice, which Notice of Redemption at Option of Holder shall be deemed to have been delivered one (1) business day after such holder's sending, if such notice is sent within the United States for overnight delivery by a common carrier, or two (2) business days after such holder's sending, if such notice is sent from outside the United States by two (2) day delivery by a common carrier. Each such Notice of Redemption at Option of Holder shall indicate the number of shares of Series A Preferred Stock that have been selected by such holder for redemption.


                           (iii)   Each   holder    submitting    certificate(s)
         representing shares of Series A Preferred Stock for redemption under this Paragraph 4(o) shall send such holder's Preferred Stock Certificates to be redeemed to the Corporation or its Transfer Agent and the Corporation shall pay the applicable redemption price to that holder within thirty (30) business days after the Corporation's receipt of such holder's Notice of Redemption at Option of Holder; provided that such holder's certificate(s) representing shares of Series A Preferred Stock to be redeemed (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) shall have been so delivered to the Corporation or its Transfer Agent.

                  (p) As used herein, "business day" means a day of the year on which banks are not required or authorized to close in New York City, New York.

                  (q) It is understood that the restrictions on any holder's ability to convert such holder's shares of Series A Preferred Stock contained herein may be supplemented by separate written agreement between such holder and the Corporation.

                  Section 5. CALCULATIONS OF CURRENT MARKET PRICE OF COMMON STOCK. For purposes of calculations relating to the Series A Preferred Stock that refer to the current market price per share of Common Stock, the current market price per share of Common Stock on or as of any day shall be deemed to be the average of the closing bid prices for the ten (10) consecutive trading days ending the last trading day before the day in question. The closing bid price for each day shall be the last reported bid price on the American Stock Exchange, or if Common Stock is not listed or admitted to trading on such exchange, on the principal national securities exchange on which Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the closing bid price of Common Stock on NASDAQ or any comparable system, or if Common Stock is not quoted on NASDAQ or any comparable system, the closing bid price as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose. If Common Stock is not so quoted on NASDAQ or any comparable system, the Board of Directors of the Corporation shall reasonably and in good faith determine the current market price on such basis as it considers appropriate. For example, in the event that the current market price per share of Common Stock is to be determined as of a Conversion Date, the current market price per share of Common Stock shall equal the average of the last reported bid price as reported by the American Stock Exchange for the ten (10) consecutive trading days ending the last trading day before such Conversion Date (assuming that the Common Stock is listed and admitted for trading on the American Stock Exchange and a reported bid price for Common Stock is placed on the American Stock Exchange on each such trading day).

                  Section 6. LIMITATIONS. (a) In addition to any other rights provided by applicable law, so long as any shares of the Series A Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote, or the written consent as provided by law, of the holders of at least two-thirds (2/3) of the outstanding shares of the Series A Preferred Stock, voting as a separate class,

                           (i) create, authorize or issue any class or series of
                  capital stock, or rights to subscribe to or acquire, or any security convertible into, any class or series of capital stock ranking as to payment of dividends, distribution of assets upon liquidation or voting rights, prior to the Series A Preferred Stock; or

                           (ii) amend, alter or appeal, whether by merger, consolidation or otherwise, any of the provisions of the Certificate of Incorporation (including this Certificate of Designation) that would change the preferences, rights or powers with respect to the Series A Preferred Stock so as to affect the Series A Preferred Stock adversely.

                  (b) In addition to any other rights provided by applicable law, so long as any shares of the Series A Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote, or the written consent as provided by law, of the holders of at least two-thirds (2/3) of the outstanding shares of the Series A Preferred Stock, voting as a separate class, issue or agree to issue any Common Stock or any security convertible or otherwise exchangeable, directly or indirectly, for Common Stock if such shares of Common Stock are to be issued, or such convertible securities are to be converted to or exchanged for shares of Common Stock, at a price per share less than the current market price for the Common Stock (determined as provided in Section 5) as of the day immediately preceding the date of the issuance of such Common Stock or such convertible or exchangeable security (as the case may be); provided, however, that the restrictions contained in this paragraph (b) shall not apply
(i) to the issuance of any such
convertible or exchangeable securities that are convertible or exchangeable at a fixed price (and not a floating price) per share equal to or greater than the current market price for the Common Stock (determined as provided in Section 5) as of the date of issuance of such convertible or exchangeable security, (ii) to the issuance of Common Stock and other securities of the Corporation issuable upon the exercise or conversion of options, warrants on other rights to purchase securities of the Corporation outstanding as of the date hereof, (iii) to the issuance of any securities to officers, directors or employees of the Corporation or any of its subsidiaries, (iv) to the issuance of any securities of the Corporation in an underwritten public offering or (v) to any other issuance of securities after the date that is 90 days after the Closing Date if the holders of Series A Preferred Stock are first delivered a written notice (a "Right of First Refusal Notice") from the Corporation offering such holders on a PRO RATA basis the right to purchase all or a portion of the related securities at the same price (and on the same terms and conditions, offered to other proposed investors (which notice shall set forth such price, terms and conditions). In the event that the Corporation delivers a Right of First Refusal Notice to any holder of Series A Preferred Stock, the failure by such holder to commit in writing to purchase such holder's pro rata portion of the securities identified in such Right of First Refusal Notice within five (5) business days of delivery thereof may be deemed by the Corporation to constitute such holder's determination not to so purchase such securities and the Corporation shall then be permitted to sell such securities to other investors at the price and on the terms and conditions set forth in such notice. The rights of holders of Series A Preferred Stock under this paragraph (b) shall terminate on the first anniversary of the Closing Date.

                  (c) Notwithstanding the foregoing, except as otherwise required by applicable law, nothing herein contained shall require a vote or consent of the holders of Series A Preferred Stock in connection with any increase in the total number of authorized shares of Common Stock. The holders of Series A Preferred Stock shall not be entitled to vote on any matter except
(i) as provided in this Section 6 and (ii) as required by law.

                  Section 7. LOST OR STOLEN CERTIFICATES. Upon (i) receipt by the Corporation from a holder of evidence satisfactory to the Corporation of the loss, theft, destruction of any certificate(s) representing shares of Series A Preferred Stock and of an indemnification undertaking by the holder to the Corporation that is reasonably satisfactory to the Corporation or (ii) upon surrender and cancellation of certificate(s) representing shares of Series A Preferred Stock that have been mutilated, the Corporation shall execute and deliver to such holder new certificate(s) representing shares of Series A Preferred Stock of like tenor and date. However, the Corporation shall not be obligated to re-issue such lost, stolen, destroyed or mutilated certificate(s) representing shares of Series A Preferred Stock if such holder contemporaneously requests the Corporation to convert such shares of Series A Preferred Stock into shares of Common Stock or otherwise redeem such shares pursuant to the terms hereof.

                  IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by Douglas R. Eger, its Chairman and Chief Executive Officer, and attested by George Lombardi, its Secretary, this 28th day of February, 1997.


                                   SHEFFIELD MEDICAL TECHNOLOGIES INC.


                                   By:  /S/ DOUGLAS R. EGER
                                       Douglas R. Eger
                                       Chairman and Chief Executive
                                           Officer




Attested:


By:  /S/ GEORGE LOMBARDI
         George Lombardi
         Secretary

                                                             EXHIBIT A
                                                             TO CERTIFICATE
                                                             OF DESIGNATION


                              NOTICE OF CONVERSION

                  (To be completed, executed and delivered upon
                conversion of shares of Series A Preferred Stock)




TO:  Sheffield Medical Technologies Inc.
         Attention:  Chief Financial Officer


                  The undersigned holder of shares of Series A Cumulative Convertible Redeemable Preferred Stock ("Series A Preferred Stock") of Sheffield Medical Technologies Inc. (the "Company") hereby converts ________ shares of Series A Preferred Stock into Common Stock of the Company at the applicable conversion rate on the terms and conditions specified in the Certificate of Designation for the Series A Preferred Stock. The undersigned surrenders herewith certificate(s) representing such number of shares of Series A Preferred Stock to be converted and all right, title and interest therein to the Company and directs that the Common Stock deliverable upon the conversion of such shares of Series A Preferred Stock be registered or placed in the name and at the address specified below and delivered thereto.




                 [Insert Common Stock Registration Information]


                  In the event that the certificate(s) surrendered represent a number of shares of Series A Preferred Stock in excess of the shares of Series A Preferred Stock converted pursuant to this notice, you are advised to issue and deliver to the undersigned holder a certificate representing the remaining balance of shares of Series A Preferred Stock represented by the surrendered certificate(s) not so converted.

Date:  _____________________.


Your Signature:  ________________________________________
                             (Sign   exactly   as  your  name   appears  on  the
                             certificate representing the Shares of Series A Preferred Stock being converted)

                            Certificate of Amendment

                                       of

                          Certificate of Incorporation

                                       of

                       SHEFFIELD MEDICAL TECHNOLOGIES INC.

                Under Section 242 of the General Corporation Law




         It is hereby certified that:

         1. The certificate of incorporation of Sheffield Medical Technologies Inc. (the "Corporation") is hereby amended by striking Article FIRST thereof and by substituting in lieu of said Article the following new Article FIRST:

                  FIRST: The name of the corporation (hereinafter sometimes called the "Corporation") is Sheffield Pharmaceuticals, Inc. (the "Corporation").

         2. The certificate of incorporation of the Corporation is hereby amended by striking out Article FOURTH thereof and by substituting in lieu of said Article the following new Article FOURTH:

                  "FOURTH: The total number of shares of stock that the Corporation shall have the authority to issue is (i) fifty million (50,000,000) shares of Common Stock, $.01 par value ("Common Stock"), and (ii) three million (3,000,000) shares of Preferred Stock, $.01 par value ("Preferred Stock").

(a)      COMMON STOCK.

         (i) GENERAL. The voting, dividend and liquidation rights of the holders of Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

         (ii) VOTING. The holders of Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

         (iii) DIVIDENDS. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

         (iv) LIQUIDATION. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders after payment of creditors and subject to any preferential and/or participating rights of any outstanding Preferred Stock.

(b)      PREFERRED STOCK.

         Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, option or other special rights and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or junior to the Preferred Stock of any other series to the extent permitted by law. Except as expressly provided elsewhere in this Article FOURTH no vote of the holders of the Preferred Stock or Common Stock shall be required in connection with the designation or the issuance of any shares of any series of any Preferred Stock authorized by and complying with the conditions herein, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation."

         3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.


Signed on June 26, 1997.          SHEFFIELD MEDICAL TECHNOLOGIES
                                  INC.


                                  By: /S/ LOREN G. PETERSON
                                      Name:   Loren G. Peterson
                                      Title:  CEO
Attest:

/S/ GEORGE LOMBARI
George Lombardi, Secretary

                         SHEFFIELD PHARMACEUTICALS, INC.
                            (a Delaware corporation)

                                     BY-LAWS
                       (as amended through June 27, 1997)


                                   ARTICLE ONE

                                  STOCKHOLDERS

                  SECTION 1.1. ANNUAL MEETINGS. An annual meeting of stockholders to elect directors and transact such other business as may properly be presented to the meeting shall be held at such place as the Board of Directors may from time to time fix, if that day shall be a legal holiday in the jurisdiction in which the meeting is to be held, then on the next day not a legal holiday or as soon thereafter as may be practical, determined by the Board of Directors.

                  SECTION  1.2.   SPECIAL   MEETINGS.   A  special   meeting  of
stockholders may be called at any time by the Board of Directors or the President and shall be called by any of them or by the Secretary upon receipt of a written request to do so specifying the matter or matters, appropriate for action at such a meeting, proposed to be presented at the meeting and signed by holders of record of a majority of the shares of stock that would be entitled to be voted on such matter or matters if the meeting were held on the day such request is received and the record date for such meeting were the close of business on the preceding day. Any such meeting shall be held at such time and at such place, within or without the State of Delaware, as shall be determined by the body or person calling such meeting and as shall be stated in the notice of such meeting.

                  SECTION 1.3. NOTICE OF MEETING. For each meeting of stockholders written notice shall be given stating the place, date and hour and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided by Delaware law, the written notice of any meeting shall be given not less than 10 or more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

                  SECTION 1.4. QUORUM. Except as otherwise required by Delaware law or the Certificate of Incorporation, the holders of record of a majority of the shares of stock entitled to be voted present in person or represented by proxy at a meeting shall constitute a quorum for the transaction of business at the meeting, but in the absence of a quorum the holders of record present or represented by proxy at such meeting may vote to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is obtained. At any such adjourned session of the meeting at which there shall be present or represented the holders of record of the requisite number of shares, any business may be transacted that might have been transacted at the meeting as originally called.

                  SECTION 1.5. CHAIRMAN AND SECRETARY AT MEETING. At each meeting of stockholders the President, or in his absence the person designated in writing by the President, or if no person is so designated, then a person designated by the Board of Directors, shall preside as chairman of the meeting; if no person is so designated, then the meeting shall choose a chairman by plurality vote. The Secretary, or in his absence a person designated by the chairman of the meeting, shall act as secretary of the meeting.

                  SECTION 1.6. VOTING; PROXIES. Except as otherwise provided by Delaware law or the Certificate of Incorporation, and subject to the provisions of Section 1.10:

                           (a) Each  stockholder  shall at every  meeting of the
stockholders be entitled to one vote for each share of capital stock held by him.

                           (b) Each stockholder entitled to vote at a meeting of
stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

                           (c) Directors shall be elected by a plurality vote.

                           (d) Each matter,  other than  election of  directors,
properly presented to any meeting shall be decided by a majority of the votes cast on the matter.

                           (e) Election of  directors  and the vote on any other
matter presented to a meeting shall be by written ballot only if so ordered by the chairman of the meeting or if so requested by any stockholder present or represented by proxy at the meeting entitled to vote in such election or on such matter, as the case may be.

                  SECTION 1.7. ADJOURNED MEETINGS. A meeting of stockholders may be adjourned to another time or place as provided in Section 1.4 or 1.6(d). Unless the Board of Directors fixes a new record date, stockholders of record for an adjourned meeting shall be as originally determined for the meeting from which the adjournment was taken. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote. At the adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called.

                  SECTION 1.8. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Notice of the taking of such action shall be given promptly to each stockholder that would have been entitled to vote thereon at a meeting of stockholders and that did not consent thereto in writing.

                  SECTION 1.9. LIST OF STOCKHOLDERS ENTITLED TO VOTE. At least 10 days before every meeting of stockholders a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared and shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, at a place within the city where the meeting is to be held. Such list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

                  SECTION 1.10. FIXING OF RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 or less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and the record date for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                   ARTICLE TWO

                                    DIRECTORS

                  SECTION 2.1. NUMBER; TERM OF OFFICE; QUALIFICATIONS; VACANCIES. The number of directors that shall constitute the whole Board of Directors shall be four, which number may be changed from time to time as determined by action of the Board of Directors taken by the affirmative vote of a majority of the whole Board of Directors. Directors shall be elected at the annual meeting of stockholders to hold office, subject to Sections 2.2 and 2.3, until the next annual meeting of stockholders and until their respective successors are elected and qualified. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, and the directors so chosen shall hold office, subject to Sections 2.2 and 2.3, until the next annual meeting of stockholders and until their respective successors are elected and qualified.

                  SECTION 2.2. RESIGNATION. Any director of the Corporation may resign at any time by giving written notice of such resignation to the Board of Directors, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if no time be specified, upon receipt thereof by the Board of Directors or one of the above-named officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective. When one or more directors shall resign from the Board of Directors effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in these By-Laws in the filling of other vacancies.

                  SECTION 2.3. REMOVAL. Any one or more directors may be removed, with or without cause, by the vote or written consent of the holders of a majority of the shares entitled to vote at an election of directors.

                  SECTION 2.4. REGULAR AND ANNUAL MEETINGS; NOTICE. Regular meetings of the Board of Directors shall be held at such time and at such place, within or without the State of Delaware, as the Board of Directors may from time to time prescribe. No notice need be given of any regular meeting, and a notice, if given, need not specify the purposes thereof. A meeting of the Board of Directors may be held without notice immediately after an annual meeting of stockholders at the same place as that at which such meeting was held.

                  SECTION 2.5. SPECIAL MEETINGS; NOTICE. A special meeting of the Board of Directors may be called at any time by the Board of Directors, its Chairman, the Executive Committee, the President or any person acting in the place of the President and shall be called by any one of them or by the Secretary upon receipt of a written request to do so specifying the matter or matters, appropriate for action at such a meeting, proposed to be presented at the meeting and signed by at least two directors. Any such meeting shall be held at such time and at such place, within or without the State of Delaware, as shall be determined by the body or person calling such meeting. Notice of such meeting stating the time and place thereof shall be given (a) by deposit of the notice in the United States mail, first class, postage prepaid, at least two days before the day fixed for the meeting addressed to each director at his address as it appears on the Corporation's records or at such other address as the director may have furnished the Corporation for that purpose, or (b) by delivery of the notice similarly addressed for dispatch by telegraph, cable or radio or by delivery of the notice by telephone or in person, in each case at least 24 hours before the time fixed for the meeting.

                  SECTION 2.6. CHAIRMAN OF THE BOARD; PRESIDING OFFICER AND SECRETARY AT MEETINGS. The Board of Directors may elect one of its members to serve at its pleasure as Chairman of the Board. Each meeting of the Board of Directors shall be presided over by the Chairman of the Board or in his absence by the President, if a director, or if neither is present by such member of the Board of Directors as shall be chosen at the meeting. The Secretary, or in his absence an Assistant Secretary, shall act as secretary of the meeting, or if no such officer is present, a secretary of the meeting shall be designated by the person presiding over the meeting.

                  SECTION 2.7. QUORUM. A majority of the whole Board of Directors shall constitute a quorum for the transaction of business, but in the absence of a quorum a majority of those present (or if only one be present, then that one) may adjourn the meeting, without notice other than announcement at the meeting, until such time as a quorum is present. Except as otherwise required by the Certificate of Incorporation or the By-Laws, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

                  SECTION 2.8. MEETING BY TELEPHONE. Members of the Board of Directors or of any committee thereof may participate in meetings of the Board of Directors or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

                  SECTION 2.9. ACTION WITHOUT MEETING. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or of such committee.

                  SECTION 2.10. EXECUTIVE AND OTHER COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate an Executive Committee and one or more other committees, each such committee to consist of one or more directors as the Board of Directors may from time to time determine. Any such committee, to the extent provided in such resolution or resolutions, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, including the power to authorize the seal of the Corporation to be affixed to all papers that may require it but no such committee shall have such power of authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws; and unless the resolution shall expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Each such committee other than the Executive Committee shall have such name as may be determined from time to time by the Board of Directors.

                  SECTION 2.11. COMPENSATION. No director shall receive any stated salary for his services as a director or as a member of a committee but shall receive such sum, if any, as may from time to time be fixed by the action of a majority of the stockholders.


                                  ARTICLE THREE

                                    OFFICERS

                  SECTION 3.1. ELECTION; QUALIFICATION. The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be selected by the Board of Directors. The Board of Directors may elect a Controller, one or more Assistant Secretaries, one or more Assistant Treasurers, one or more Assistant Controllers and such other officers as it may from time to time determine. Two or more offices may be held by the same person.

                  SECTION 3.2. TERM OF OFFICE. Each officer shall hold office from the time of his election and qualification to the time at which his successor is elected and qualified, unless he shall die or resign or shall be removed pursuant to Section 3.4 at any time sooner.

                  SECTION 3.3. RESIGNATION. Any officer of the Corporation may resign at any time by giving written notice of such resignation to the Board of Directors, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if no time be specified, upon receipt thereof by the Board of Directors or one of the above-named officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  SECTION 3.4. REMOVAL. Any officer may be removed at any time, with or without cause, by the vote of two directors if there are three directors or less, or the vote of a majority of the whole Board of Directors if there are more than three directors.

                  SECTION 3.5. VACANCIES. Any vacancy however caused in any office of the Corporation may be filled by the Board of Directors.

                  SECTION 3.6. COMPENSATION. The compensation of each officer shall be such as the Board of Directors may from time to time determine.

                  SECTION 3.7. CHAIRMAN OF THE BOARD. The Chairman of the Board shall be the chairman of all meetings of the Board of Directors.

                  SECTION 3.8. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the chief executive officer of the Corporation and shall have general charge of the business and affairs of the Corporation, subject however to the right of the Board of Directors to confer specified powers on officers and subject generally to the direction of the Board of Directors and the Executive Committee, if any.

                  SECTION 3.9. PRESIDENT. The President shall have such powers and duties as generally pertain to the office of President and as the Board of Directors or the President may from time to time prescribe. During the absence of the Chief Executive Officer or his inability to act, the President shall exercise the powers and shall perform the duties of the Chief Executive Officer, subject to the direction of the Board of Directors and the Executive Committee, if any.

                  SECTION 3.10. VICE PRESIDENT. Each Vice President shall have such powers and duties as generally pertain to the office of Vice President and as the Board of Directors or the President may from time to time prescribe. During the absence of the President or his inability to act, the Vice President, or if there shall be more than one Vice President, then that one designated by the Board of Directors, shall exercise the powers and shall perform the duties of the President, subject to the direction of the Board of Directors and the Executive Committee, if any.

                  SECTION 3.11. SECRETARY. The Secretary shall keep the minutes of all meetings of stockholders and of the Board of Directors. He shall be custodian of the corporate seal and shall affix it or cause it to be affixed to such instruments as require such seal and attest the same and shall exercise the powers and shall perform the duties incident to the office of Secretary, subject to the direction of the Board of Directors and the Executive Committee, if any.

                  SECTION 3.12. OTHER OFFICERS. Each other officer of the Corporation shall exercise the powers and shall perform the duties incident to his office, subject to the direction of the Board of Directors and the Executive Committee, if any.


                                  ARTICLE FOUR

                                  CAPITAL STOCK

                  SECTION 4.1. STOCK CERTIFICATES. The interest of each holder of stock of the Corporation shall be evidenced by a certificate or certificates in such form as the Board of Directors may from time to time prescribe. Each certificate shall be signed by or in the name of the Corporation by the

President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Any of or all the signatures appearing on such certificate or certificates may be a facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                  SECTION 4.2. TRANSFER OF STOCK. Shares of stock shall be transferable on the books of the Corporation pursuant to applicable law and such rules and regulations as the Board of Directors shall from time to time prescribe.

                  SECTION 4.3. HOLDERS OF RECORD. Prior to due presentment for registration of transfer the Corporation may treat the holder of record of a share of its stock as the complete owner thereof exclusively entitled to vote, to receive notifications and otherwise entitled to all the rights and powers of a complete owner thereof, notwithstanding notice to the contrary.

                  SECTION 4.4. LOST, STOLEN, DESTROYED OR MUTILATED CERTIFICATES. The Corporation shall issue a new certificate of stock to replace a certificate theretofore issued by it alleged to have been lost, destroyed or wrongfully taken, if the owner or his legal representative (i) requests replacement, before the Corporation has notice that the stock certificate has been acquired by a bona fide purchaser; (ii) files with the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such stock certificate or the issuance of any such new stock certificate; and (iii) satisfies such other terms and conditions as the Board of Directors may from time to time prescribe.


                                  ARTICLE FIVE

                                  MISCELLANEOUS

                  SECTION 5.1. INDEMNITY. (a) The Corporation shall indemnify, subject to the requirements of subsection (d) of this Section, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                           (b) The Corporation  shall indemnify,  subject to the
requirements of subsection (d) of this Section, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

                           (c) To the extent that a director,  officer, employee
or agent of the Corporation, or a person serving in any other enterprise at the request of the Corporation, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection (a) and (b) of this Section, or in defense of any claim, issue or matter therein, the Corporation shall indemnify him against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                           (d) Any indemnification under subsections (a) and (b)
of this Section (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this Section. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors, or (3) by independent legal counsel in a written opinion, or (4) by the stockholders.

                           (e)  Expenses   incurred  by  a  director,   officer,
employee or agent in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section.

                           (f) The  indemnification  and advancement of expenses
provided by or granted pursuant to, the other subsections of this Section shall not limit the Corporation from providing any other indemnification or advancement of expenses permitted by law nor shall it be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                           (g)  The   Corporation   may  purchase  and  maintain
insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section.

                           (h) The  indemnification  and advancement of expenses
provided by, or granted pursuant to this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                           (i)      For the purposes of this Section, references
to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                           (j)      This Section 5.1 shall be construed to give
the  Corporation  the  broadest  power   permissible  by  the  Delaware  General
Corporation Law, as it now stands and as heretofore amended.

                  SECTION 5.2. WAIVER OF NOTICE. Whenever notice is required by the Certificate of Incorporation, the By-Laws or any provision of the General Corporation Law of the State of Delaware, a written waiver thereof, signed by the person entitled to notice, whether before or after the time required for such notice, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

                  SECTION 5.3. FISCAL YEAR. The fiscal year of the Corporation shall start on such date as the Board of Directors shall from time to time prescribe.

                  SECTION 5.4. CORPORATE SEAL. The corporate seal shall be in such form as the Board of Directors may from time to time prescribe, and the same may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                                   ARTICLE SIX

                              AMENDMENT OF BY-LAWS

                  SECTION 6.1. AMENDMENT. The By-Laws may be altered, amended or repealed by the stockholders or by the Board of Directors by a majority vote.